UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2025

(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:	☐

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, without par value	BALL	NYSE

Item 1.01. Entry Into a Material Definitive Agreement.

On May 19, 2025, Ball Corporation, an Indiana corporation (the “Company”) completed its previously announced underwritten public offering of €850 million aggregate principal amount of 4.250% Senior Notes due 2032 (the “Notes”). The Notes were issued under an Indenture, dated November 27, 2015 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a Seventeenth Supplemental Indenture, dated May 19, 2025, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Seventeenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture and the form of the Notes, which is attached as an exhibit to the Seventeenth Supplemental Indenture, provide, among other things, that the Notes are senior unsecured obligations of the Company.

Interest is payable on the Notes on January 1 and July 1 of each year beginning on January 1, 2026. The Notes will mature on July 1, 2032.

The Company may redeem the Notes at any time in whole, or from time to time in part, prior to April 1, 2032, at its option at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption, plus a “make-whole” premium, as described in the Indenture. The Company may also redeem the Notes at any time in whole, or from time to time in part, on or after April 1, 2032, at its option at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured senior basis by substantially all of its domestic subsidiaries that guarantee the Company’s existing indebtedness. The Notes are not guaranteed by any of the Company’s foreign subsidiaries.

Subject to certain limitations, in the event of a change of control repurchase event, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The Indenture also contains certain limitations on the Company’s ability to incur liens and enter into sale lease-back transactions, as well as customary events of default.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K, and a copy of the Seventeenth Supplemental Indenture is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Base Indenture, the Seventeenth Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 27, 2015, by and between Ball Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.7 to Ball Corporation’s Registration Statement on Form S-3, dated November 27, 2015)
4.2	Seventeenth Supplemental Indenture, dated May 19, 2025, among Ball Corporation, the guarantors named therein and Deutsche Bank Trust Company Americas
4.3	Form of Ball Corporation’s 4.250% Senior Notes due 2032 (included in Exhibit 4.2)
5.1	Opinion of Todd A. Mikesell
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Todd A. Mikesell (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Hannah Lim-Johnson
	Name:	Hannah Lim-Johnson
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: May 19, 2025

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